*****	Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10).

Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.19(d)

1 August, 2003

LETTER AGREEMENT NO. 3

Frontier Airlines. Inc.

Frontier Center One

7001 Tower Road

Denver, CO 80249-7312

Gentlemen:

CFM International, Inc. (“CFMI”) and Frontier Airlines, Inc. (“Airline”) have entered into General Terms Agreement No. 6-13616 dated June 30, 2000 (the “Agreement”). The Agreement contains applicable terms and conditions governing the sale by CFMI and the purchase by Airline from CFMI of CFM56 series Engines, Modules and Optional Equipment in support of Airline’s acquisition of new aircraft.

WHEREAS, CFMI and Airline have previously entered into Letter Agreement No. 1 and No. 2 to document Airline’s agreement to install CFM56-5B5/P engines on a minimum of ***** new firm and up to ***** option A319 aircraft (the “A319 Aircraft”) and ***** CFM56-5B powered A318 aircraft directly from Airbus Industries (“AI”) in accordance with the Airbus A318/A319 Purchase Agreement between Airline and AVSA, S.A.R.L. (the “AI Purchase Agreement”); and

WHEREAS, Airline now agrees to purchase ***** additional new firm CFM56-5B5/P powered A319 aircraft (individually or collectively the “Additional A319 Aircraft”) (with options to convert such A319 aircraft to new firm CFM56-5B4/P powered A320 aircraft, the “Additional A320 Aircraft”) directly from AI in accordance with the AI Purchase Agreement, as memorialized in Attachment A hereto; and

WHEREAS. Airline agrees to purchase ***** spare CFM56-5B5/P engines from CFMI in ***** according to the delivery schedule set forth in Attachment A. However, if ***** or more of the Additional A319 Aircraft are converted to CFM56-5B4/P powered A320 aircraft. Airline shall purchase from CFMI ***** spare CFM56-5B5/P engine in ***** and ***** spare CFM56-5B4/P engine in the year in which Airline takes delivery of the first of the Additional A320 Aircraft. These ***** spare engines are incremental to spare engine commitments from previous agreements.

NOW, THEREFORE, in consideration of Airline’s agreements set forth above, CFMI and Airline agree as follows:

I.	CFM56 Spare Engine Price

Base price for new CFM56-5B5/P and CFM56-5B4/P spare Engines, delivered through ***** are set forth in Attachment B hereto. The base price is subject to adjustment for escalation per the escalation formula set forth in Attachment C hereto.

II.	Special Allowances

CFMI agrees to provide to Airline the following special allowances. These allowances are subject to the conditions set forth in Attachment D hereto.

1)

***** (*****) allowance per each Additional A319 Aircraft purchased by and delivered to Airline by *****. This allowance is subject to escalation to the date of delivery of the related shipset of CFM56-5B5/P engines to AI, pursuant to the escalation formula set forth in Attachment C hereto.

2)

***** (*****) allowance per each Additional A320 Aircraft purchased by and delivered to Airline by *****. This allowance is subject to escalation the date of delivery of the related shipset of CFM56-5B4/P engines to AI, pursuant to the escalation formula set forth in Attachment C hereto. This allowance will be increased to ***** (*****) provided Airline has contractually (with Airbus and with written notice thereof to CFMI) converted the Additional A319 Aircraft to Additional A320 by *****.

CFMI shall also provide an additional supplemental credit (*****) of ***** per each of the Additional A319 Aircraft or ***** per each of the Additional A320 Aircraft, provided such Additional A319 Aircraft and Additional A320 Aircraft are purchased by and delivered to Airline by January 31, 2009. This credit shall be applied by Airline towards the purchase price of the ***** spare CFM56-5B engines Airline has agreed to purchase from CFMI as described above.

3)

The above allowances and credits shall be available within ***** following receipt of written notice from Airline that it has taken delivery of the Additional A319 Aircraft or Additional A320 Aircraft in accordance with the AI Purchase Agreement.

III.	Special Guarantees

The Special Guarantees set forth in paragraph J of Section II of Exhibit B to the Agreement shall be applicable to the Additional A319 Aircraft and Additional A320 Aircraft set forth in this Letter Agreement No. 3. However, the “Delivery Period” referred to in paragraph A.1 of Attachment A to Exhibit B of the Agreement shall, for the purposes of this Letter Agreement No. 3, be the delivery schedule set forth in Attachment A hereto.

Also, paragraph A.3 of Attachment A to Exhibit B of the Agreement shall, for the purposes of this Letter Agreement No. 3 only, be amended to read as follows:

“3. Airline operating Aircraft ***** A change in Aircraft or Engine quantity, Aircraft or Engine model, Aircraft delivery occurring outside of the Delivery Period, or flight operations resulting in more severe operating conditions than described above will require adjustment of the guaranteed values to reflect such different conditions, using CFMI’s operational severity criteria.”

All other conditions set forth in the Agreement and Attachment A and Attachment B to Exhibit B of the Agreement (except as amended above) shall be incorporated herein as if set out in full.

The obligations set forth in this Letter Agreement No. 3 are in addition to the obligations set forth in the Agreement.

This Letter Agreement is valid, unless withdrawn by CFMI prior to acceptance by Airline, until August 31, 2003.

Please indicate your agreement with the foregoing by signing the original and one (1) copy of this Letter Agreement No. 3 in the space provided below.

Very truly yours,

FRONTIER AIRLINES, INC.		CFM INTERNATIONAL, INC.

By:	/s/ Paul H. Tate	By:	/s/ Jeff Robeson

Typed Name: Paul H. Tate		Typed Name: Jeff Robeson

Title: Sr. VP & CFO		Title: Attorney In Fact

Date: September 23, 2003		Date: August 1, 2003

ATTACHMENT A

Qty	Aircraft Delivery Dates	Qty	Spare Engine Delivery Dates	Type
*****	*****	*****	*****	*****
*****	*****	*****	*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****

*

Aircraft above are either A319 or A320. The second spare engine will be CFM56-5B5/P unless four or more aircraft are converted to A320 aircraft, in which case it shall be a CFM56-5B4/P and delivery shall take place in the year in which Airline takes delivery of the first of the Additional A320 Aircraft.

Airline’s failure to purchase and take delivery of (i) any one or more of the Additional A319 Aircraft or Additional A320 Aircraft and (ii) the ***** Spare Engines in strict accordance with the foregoing schedule will not affect the rights and obligations of the parties hereunder, so long as such Aircraft and Spare Engines are purchased and accepted by Airline within ***** after the last day of the scheduled year of delivery, as such scheduled year for the Aircraft may be postponed in accordance with the Airbus Purchase Agreement for any reason other than a request by Airline or a default thereunder by Airline (the “Delivery Period”).

ATTACHMENT B

BASE PRICES FOR SPARE ENGINES.

OPTIONAL EQUIPMENT AND MODULES

Item	Base Price *****
*****	*****

A.

Base prices are effective for firm orders received by CFMI within quoted lead time for basic spare Engines (including associated equipment and maximum climb thrust increase). Optional Equipment and Modules for delivery to Airline by CFMI on or before *****. The base prices are ex works, Evendale, Ohio, or point of manufacture, subject to adjustment for escalation and Airline shall be responsible, upon delivery, for the payment of all taxes, duties, fees or other similar charges.

B.

The selling price of CFM56-5B basic spare Engines. Optional Equipment and Modules ordered for delivery after the period set forth in Paragraph A above shall be the base price then in effect and as set forth in each purchase order as accepted by CFMI, which base price shall be subject to adjustment for escalation in accordance with CFMI’s then-current escalation provisions.

ESCALATION FORMULA (4 INDICES) FOR

CFM56 SPARE ENGINES AND MAJOR MODULES

*****

I.	The base price for Products purchased hereunder shall be adjusted pursuant to the provisions of this Exhibit.

II.	For purposes of this adjustment:

A.	Base price shall be the price(s) set forth on the purchase order as accepted by CFMI.

B.

The Composite Price Index (CPI) shall be deemed to mean the weighted average of the following four indices prepared by the US Department of Labor. Bureau of Labor Statistics, as published at the time of the scheduled Product billing for the sixth month prior to the scheduled Product billing.

1.	The Labor Index shall mean ***** to the second decimal place of the following ***** calculation:

*****

2.	*****

3.	*****

4.	*****

C.

Each CPI shall be determined to the second decimal place. Calculation shall be to the third decimal digit and if the third decimal digit is five or more, the second decimal digit shall be raised to the next higher figure. If the third decimal digit is less than five, the second decimal figure shall remain as calculated.

D.	The Base Composite Price Index (*****) shall be the index stated in the published prices announced by CFM from time to time.

III.	Base prices shall be adjusted in accordance with the following formula:

*****

*****

*****	*****

*****	*****

*****	*****

*****	*****

IV.	The invoice price shall be the final price and will not be subject to further adjustments in the indices. In no event shall the invoice price be lower than the base price.

V.

The ratio *****, shall be calculated to the fourth decimal digit. If the fourth decimal digit is five or more, the third decimal digit shall be raised to the next higher figure, and if the fourth decimal digit is less than five, the third decimal figure shall remain as calculated. The resulting three digit decimal shall be used to calculate *****.

VI.	*****

VII.

Should the above provisions become null and void by action of the US Government, the billing for the Products shall reflect changes in the costs of labor, material, commodities, and fuel which have occurred from the period represented by the applicable *****to the sixth month prior to scheduled billing date.

ATTACHMENT C

1.	Allowance for Initial Aircraft Sale Only

Any allowance described in this Letter Agreement No. 3 applies only to the new Additional 319 Aircraft and A320 Aircraft described in this Letter Agreement No. 3 (together or individually the “Aircraft”) equipped with new CFM56-5B engines (together or individually the “Engines”) purchased by Airline directly from the aircraft manufacturer.

2.	Allowance Not Paid

Allowances described in this Letter Agreement No. 3 will not be earned or paid with respect to Engines which have been delivered to the aircraft manufacturer for installation in Airline’s Aircraft if, thereafter, for any reason, Airline’s purchase order with the aircraft manufacturer is terminated, canceled or revoked, or if delivery of the Aircraft will be prevented or delayed beyond the expiration of the Delivery Period (as defined in Attachment A hereto).

3.	Adjustment of Allowances

The special allowance described in paragraph II of this Letter Agreement No. 3 is contingent upon Airline purchasing and accepting delivery of a minimum of ***** Additional A319 Aircraft or Additional A320 Aircraft (as described in this Letter Agreement No. 3),) and purchasing and taking delivery from CFMI ***** spare CFM56-5B engines (“Minimum Number”) for delivery during the Delivery Period. If Airline has canceled or otherwise failed to accept delivery of one or more of the required Minimum Number within the Delivery Period, the allowances will be adjusted as follows:

*****	*****

*****	*****

Adjustment of allowances in accordance with the above formula may be made by CFMI prospectively to take into account Aircraft or Spare Engine delays, and/or cancellations. In any case, Airline agrees to promptly reimburse CFMI for any allowance overpayments determined to have been made at the application of the adjustment formula set forth above *****. Unless otherwise agreed by CFMI, no allowance shall be paid on Aircraft not accepted within the Delivery Period and such Aircraft shall not be counted for purposes of the adjustment formula set forth above.

4.	Assignability of Allowance

Any allowance described herein is exclusively for the benefit of Airline and is not assignable without CFMI’s written consent: provided that Airline may assign such allowance, together with its other rights under this Letter Agreement No. 3 on the terms described in clause (i) of paragraph A of Article XVIII of the Agreement.

5.	Set Off for Outstanding Balance

CFMI shall be entitled, at all times, to set off any outstanding obligation and amounts that are due and owing from Airline to CFMI for CFMI Aircraft Engines goods or services (whether or not in connection with this Letter Agreement No. 3 or the Agreement), against any amount payable by CFMI to Airline in connection with this Letter Agreement No. 3 or the Agreement.

6.	Cancellation of Engines

Airline recognizes that harm or damage will be sustained by CFMI if Airline places a purchase order for spare Engines or for Aircraft equipped with installed Engines and subsequently cancels such purchase order (and such cancellation is not caused by acts (or failure to act) of Airbus or CFMI) or otherwise fails to accept delivery of the Engines or Aircraft when duly tendered. Within ***** of any such cancellation or failure to accept delivery occurs, Airline shall remit to CFMI, as liquidated damages, a cancellation charge equal to ***** of the Engine price, determined as of the date of scheduled Engine delivery to Airline or to the aircraft manufacturer, whichever is applicable.

The parties acknowledge such cancellation charge to be a reasonable estimate of the harm or damage to CFMI in such circumstances.

CFMI shall apply any progress payments or other deposits made to CFMI for any such Engine first to the cancellation charge for such Engine and thereafter to any other amounts owed to CFMI hereunder. Progress payments held by CFMI in respect of any such Engine which are in excess of such amounts will be refunded to Airline.

If CFMI fails to deliver a spare Engine in accordance with the terms of the Agreement or this Letter Agreement No. 3 within ***** after the date upon which such spare Engine was scheduled to be delivered for any reason other than an Excusable Delay or a default or breach by Airline, Airline may terminate this Letter Agreement No. 3 with respect to such spare Engine and CFMI shall promptly return any progress payments or other deposits made with respect to such Engine*****. In addition, Airline will retain all remedies available to it at law or in equity.

7.	Delay of Engines

In the event Airline delays the scheduled delivery date of a spare Engine, or causes the delay of the scheduled delivery date of an installed Engine, for which CFMI has received a purchase order from the aircraft manufacturer or Airline, as appropriate, through no fault of CFMI or the aircraft manufacturer, for a period, or cumulative period, of more than *****, such delay shall be considered a cancellation and the applicable provisions hereof regarding the effect of cancellation shall apply.

September 2003

*****

GE Aircraft Engines

One Neumann Way, MD F118

Cincinnati, Ohio 45215

RE:	Letter Agreement No.3, dated August 1, 2003 by and between CFM International, Inc. and Frontier Airlines, Inc.

Dear *****:

Per my email to you today, enclosed is a signed copy of the above referenced Letter Agreement. We look forward to a prosperous relationship with GE Engines and CFMI.

If you have any questions, don’t hesitate to give me a call.

Sincerely,

*****

Corporate Financial Administrator

Frontier Airlines Inc.